UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 7, 2014
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		781-376-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2014, Skyworks Solutions, Inc. (“Skyworks”), Panasonic Corporation, through its Automotive & Industrial Systems Company (“Panasonic”), Skyworks Panasonic Filter Solutions Japan Co., Ltd. (“FilterCo”), Skyworks Panasonic Filter Solutions Singapore Pte. Ltd., a wholly owned subsidiary of FilterCo (“FilterSub”), Skyworks Luxembourg S.a.r.l., and Panasonic Asia Pacific Pte. Ltd. entered into a stock purchase agreement (the “Agreement”) providing for the formation of a joint venture with respect to the design, manufacture and sale of Panasonic’s SAW and TC SAW filter products. In connection with the consummation of the transaction contemplated by the Agreement, and pursuant to a corporate spin-out, Panasonic will contribute to FilterCo and FilterSub certain assets, properties and rights related to its SAW and TC SAW filter business. Upon completion of the contribution described above, Skyworks will purchase for $148.5 million, subject to certain adjustments as described in the Agreement, a 66% interest in FilterCo (collectively, the “Transaction”). The Agreement also includes the following terms and conditions, in addition to customary representations, warranties, and covenants:

•	FilterCo will be governed by a board of directors consisting of nine members, of whom six will be appointed by Skyworks and three will be appointed by Panasonic.

•	FilterCo will lease certain of Panasonic’s manufacturing facilities in Japan and Singapore.

•
The parties expect that the Panasonic employees currently employed in the design and manufacturing facilities will continue to operate those facilities in FilterCo, with a headcount of approximately 169 in Japan and 373 in Singapore.

•	Panasonic will transfer to FilterCo 351 patents and 99 patent applications.

•	For two years following the closing of the Transaction, neither party will be allowed to transfer its respective stake in FilterCo without obtaining prior written consent of the other party.

•
Following the two-year anniversary of the closing of the Transaction, Skyworks will have the right to acquire from Panasonic, and Panasonic will have the right to sell to Skyworks, the remaining 34% interest in FilterCo for $76.5 million, subject to certain adjustments as described in the Agreement.

•	There is no financing condition to Skyworks’ obligation to consummate the Transaction, and Skyworks expects to satisfy its purchase obligation with cash held by certain of its foreign subsidiaries.

The parties expect the Transaction to close before the end of the fourth quarter of Skyworks’ fiscal year 2014, pending satisfaction of all closing conditions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement itself, which will be attached as an exhibit to Skyworks’ Annual Report on Form 10-K for Skyworks’ fiscal year 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

July 10, 2014	By:	/s/ Mark V.B. Tremallo
	Name:	Mark V.B. Tremallo
	Title:	Vice President, General Counsel and Secretary